EXHIBIT 5.0


                               ___________, 2002



Board of Directors
First Federal Bancshares, Inc.
109 East Depot Street
Colchester, Illinois 62326

         Re:      Registration Statement on Form S-4

Gentlemen:

         We have acted as special counsel for First Federal Bancshares, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-4 (the "Registration Statement") initially filed on August __, 2002, by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and the regulations promulgated thereunder.

         The Registration Statement relates to the proposed issuance by the Company of ____________ shares (the "Shares") of common stock, $0.01 par value per share, of the Company ("FFBI Common Stock"), pursuant to the Agreement and Plan of Merger, dated as of June 4, 2002 (the "Agreement"), by and between the Company and PFSB Bancorp, Inc., a Missouri corporation ("PFSB").

         The Agreement provides for the merger (the "Merger") of PFSB with and into the Company, with the Company as the surviving corporation. The Registration Statement contains a proxy statement-prospectus to be furnished to the stockholders of PFSB in connection with their consideration of the Merger. In the preparation of this opinion, we have examined originals or copies identified to our satisfaction of: (i) the Certificate of Incorporation of the Company, as filed with the State of Delaware; (ii) the Bylaws of the Company;
(iii) certain resolutions of the Board of Directors of the Company relating to the issuance of the Company's Common Stock being registered under the Registration Statement; (iv) the Agreement; and (v) the Registration Statement, including the proxy statement-prospectus contained therein and the exhibits thereto. We have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact, as we have deemed necessary or advisable for purposes of our opinion.

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Board of Directors
First Federal Bancshares, Inc.
_________________, 2002
Page 2


         In our examination, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies, the correctness of all certificates, and the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company.

         Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein. In rendering the opinion set forth below, we do not express any opinion concerning law other than the corporate law of the State of Delaware. Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change in the event that any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.

         For purposes of this opinion, we have assumed that, prior to the issuance of any shares, (i) the Registration statement, as finally amended, will have become effective under the Act and (ii) the Merger will have become effective. Based upon and subject to the foregoing, it is our opinion that the Shares, when issued in accordance with the terms of the Agreement upon consummation of the Merger contemplated therein, will be validly issued, fully paid and nonassessable.

         The following provisions of the Certificate of Incorporation may not be given effect by a court applying Delaware law, but in our opinion the failure to give effect to such provisions will not affect the duly authorized, validly issued, fully paid and nonassessable status of the Shares:

         (a) Subsections C.3 and C.6 of Article FOURTH and Section D of Article EIGHTH, which grant the Board the authority to construe and apply the provisions of those Articles, subsection C.4 of Article FOURTH, to the extent that subsection obligates any person to provide to the Board the information such subsection authorizes the Board to demand, and the provision of Subsection C.7 of Article EIGHTH empowering the Board to determine the Fair Market Value of property offered or paid for the Company's stock by an Interested Stockholder, in each case to the extent, if any, that a court applying Delaware law were to impose equitable limitations upon such authority; and

         (b) Article NINTH, which authorizes the Board to consider the effect of any offer to acquire the Company on constituencies other than stockholders in evaluating any such offer.

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Board of Directors
First Federal Bancshares, Inc.
_________________, 2002
Page 3


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the proxy statement-prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts or are otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,



                                        MULDOON MURPHY & FAUCETTE LLP